SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2008

THE NATIONAL SECURITY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18649	63-1020300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

661 East Davis Street
Elba, Alabama 36323		36323
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(334) 897-2273

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On February 28, 2008, The National Security Group, Inc. issued a press release regarding estimated catastrophe losses as result of insurance subsidiary losses caused by Hurricane Katrina. A copy of this press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description of Document

99.1	Press release, dated February 28, 2008, issued by The National Security Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The National Security Group, Inc.

Dated: February 28, 2008	By: /s/ Brian R. McLeod
Brian R. McLeod Chief Financial Officer

Ex. 99.1

The National Security Group, Inc.
661 East Davis Street
Elba, AL 36323

PRESS RELEASE

FOR IMMEDIATE RELEASE

Winter Storms Projected Losses for National Security Group, Inc.

For Additional Information Contact:

Brian R. McLeod – Chief Financial Officer @ (334) 897-2273

Elba, Alabama (February 28, 2008)—The National Security Group, Inc. (NASDAQ: NSEC)... Winter storms projected losses for National Security Group, Inc.

Severe weather in late January and early February contributed to tornado outbreaks resulting in reported losses of over $1.1 million in insured losses incurred by Company subsidiaries National Security Fire and Casualty Company and Omega One Insurance Company.

Management maintains a comprehensive risk management program to mitigate the impact of catastrophic events. A primary component of the risk management program is catastrophe reinsurance, which limits losses to the Company as a result of catastrophic events above the Company’s retention, currently $3.5 million. As Catastrophes 26, 27 and 29 did not exceed the Company’s retention (individually or in total) these losses will have a material impact on the Company’s first quarter 2008 results of operations.

Based on preliminary estimates, first quarter net income will be reduced by $792 thousand, or a reduction in earnings per share as a result of this event is expected to be $0.32 per share. The projected impact on earnings is based on total Company insured losses of $1.2 million on a pre-tax basis.

Loss estimates were derived by an evaluation of reported claims which is the best information available to management at this time. The estimates could be materially affected by, among other things, the number of insureds impacted by the tornados, the amount and timing of losses actually incurred and reported by insureds, and the preliminary nature of current estimates.

While a material impact on earnings cannot be avoided, our ability to continue operations, serve our policyholders and strive to provide long-term value to our stockholders will not be affected.

About The National Security Group Inc.

The National Security Group Inc. through its insurance subsidiaries provides property, liability, life, accident and supplemental health insurance products in thirteen states. Primary property and casualty insurance subsidiaries are National Security Fire and Casualty and Omega One Insurance Company, which provide primarily personal lines dwelling, homeowners, mobile homeowners, and automobile insurance coverage in twelve states, primarily in the Southeastern United States. National Security Insurance Company is a wholly owned subsidiary providing life, accident and supplemental health insurance coverage in five states. The Company is listed on the NASDAQ Global Market under the symbol: NSEC.

Information about forward-looking statements

Any statement contained in this report which is not a historical fact, or which might otherwise be considered an opinion or projection concerning the Company or its business, whether expressed or implied, is meant as and should be considered a forward-looking statement as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions and opinions concerning a variety of known and unknown risks, including but not limited to changes in market conditions, natural disasters and other catastrophic events, increased competition, changes in availability and cost of reinsurance, changes in governmental regulations, technological changes, political and legal contingencies and general economic conditions, as well as other risks and uncertainties more completely described in the Company’s filings with the Securities and Exchange Commission. If any of these assumptions or opinions proves incorrect, any forward-looking statements made on the basis of such assumptions or opinions may also prove materially incorrect in one or more respects and may cause future results to differ materially from those contemplated, projected, estimated or budgeted in such forward-looking statements.

Contact: Brian McLeod, Chief Financial Officer and Treasurer
The National Security Group, Inc. P.O. Box 703 Elba, Alabama 36323